Exhibit 99.1
THIRD AMENDMENT TO LEASE
(10575/10581 ROSELLE STREET)
     THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made and entered into as of the 21st day of December, 2007, by and between BRS TORREY I, LLC, a Delaware limited liability company (“Landlord”) and SGX PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).
R E C I T A L S:
     A. Landlord and Structural Genomix, Inc., a Delaware corporation (“Original Tenant”) entered into that certain Lease dated as of June 1, 2001 (the “Original Lease”), as amended by (i) that certain First Amendment to Lease dated as of April 23, 2002 by and between Landlord and Original Tenant (“First Amendment”) and (ii) that certain Second Amendment to Lease dated as of November 5, 2002 by and between Landlord and Original Tenant (“Second Amendment”), whereby Landlord leased to Original Tenant and Original Tenant leased from Landlord certain space located in that certain building located and addressed at 10581 Roselle Street, San Diego, California (the “Building”). The Original Lease, as amended by the First Amendment and the Second Amendment, may be referred to herein as the “Lease.” Tenant is the successor-in-interest in the Lease to Original Tenant by way of name change.
     B. By this Third Amendment, Landlord and Tenant desire to extend the Term of the Lease and to otherwise modify the Lease as provided herein.
     C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
A G R E E M E N T:
     1. The Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain space in the Building containing 27,555 rentable square feet (the “Premises”), as outlined on Exhibit “A” to the Original Lease and Exhibit “A” to the Second Amendment.
     2. Extended Term and Option to Extend.
          2.1 Extended Term. The Lease Expiration Date shall be extended such that the Lease shall terminate on September 30, 2013 (“New Termination Date”). The period from October 1, 2008 through the New Termination Date specified above, shall be referred to herein as the “Extended Term.”
          2.2 Option to Extend.
               2.2.1 General. Landlord hereby grants the Tenant named in this Third Amendment (the "Original Tenant”) and any Affiliate (as that term is defined in Section 14.7 of the Original Lease) that is an assignee of Original Tenant’s entire interest in this Lease (herein referred to as an “Affiliate Assignee”) one (1) option (“Option”) to extend the Extended Term for the entire Premises for a period of five (5) years (“Option Term”), which option shall be exercisable only by written notice delivered by Tenant to Landlord as set forth below. The rights contained in this Section 2.2 shall be personal to the Original Tenant or any such Affiliate Assignee and may only be exercised by the Original Tenant or any such Affiliate Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in the Lease except for an Affiliate Assignee ) if the Original Tenant or any Affiliate Assignee (as the case may be) leases and occupies the entire Premises as of the date of Tenant’s Acceptance (as defined in Section 2.2.3 below).
               2.2.2 Option Rent. The rent payable by Tenant during the Option Term (“Option Rent”) shall be equal to the “Market Rent” (defined below). “Market Rent” shall mean the applicable monthly Base Rent, including all escalations, Project Expenses, additional rent and other charges (all projected during the relevant period) at which tenants, as of the time of Landlord’s “Option Rent Notice” (as defined below), are entering into leases for non-sublease, non-encumbered, biology/chemistry laboratory space comparable in size, location and quality to the Premises in renewal transactions for a term comparable to the Option Term which comparable biology/chemistry laboratory space is located in buildings comparable to the Building in the Central San Diego area taking into consideration the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant.
               2.2.3 Exercise of Option. The Option shall be exercised by Tenant only in the following manner: (i) there shall not exist an event of default by Tenant under the Lease, and Tenant shall not have been in default under the Lease, as amended by this Third Amendment, more than once, on the delivery date of Tenant’s Extension Notice; (ii) Tenant shall deliver written notice (“Extension Notice”) to Landlord not more than fourteen (14) months nor less than twelve (12) months prior to the expiration of the Extended Term, stating that Tenant is exercising the Option. Landlord’s determination of the Market Rent shall be delivered to Tenant in writing (“Option Rent Notice”) not later than the later of (i) thirty (30) days following Landlord’s receipt of Tenant’s Extension Notice or (ii) six (6) months prior to the expiration of initial Lease Term. Tenant will have five (5) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the Market Rent within which to accept such Market Rent or to object thereto in writing. Tenant’s failure to accept the Market Rent submitted by Landlord in writing within Tenant’s Review Period will conclusively be deemed Tenant’s disapproval thereof. If Tenant objects to the Market Rent submitted by Landlord within Tenant’s Review Period, then Landlord and Tenant will attempt in good faith to agree upon such Market Rent using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such Market Rent within ten (10) days following the expiration of Tenant’s Review Period (the “Outside Agreement Date”), then Tenant may, within five (5) days following the Outside Agreement Date, demand by written notice to Landlord that each party’s determination be submitted to appraisal in accordance with Section 2.2.4 below. Tenant’s failure to timely demand appraisal will constitute Tenant’s rescission of its Extension Notice and the Extension Option will be null and void and of no further force or effect.
               2.2.4 Arbitration.
                    2.2.4.1 Landlord and Tenant shall each appoint one independent, unaffiliated, neutral appraiser who shall by profession be a real estate broker who has been active over the five (5) year period ending on the date of such appointment in the valuation of leases of comparable biology/chemistry laboratory space in comparable buildings in the Central San Diego area. Each such appraiser will be appointed within twenty (20) days after the Outside Agreement Date.
                    2.2.4.2 The two (2) appraisers so appointed will, within ten (10) days of the date of the appointment of the last appointed appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.
                    2.2.4.3 The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) new Market Rent for the Premises is the closest to the actual new Market Rent for the Premises as determined by the appraisers, taking into account the requirements of Section 2.2.2 above and this Section 2..2.4 regarding same.
                    2.2.4.4 The three (3) appraisers shall, within fifteen (15) days of the appointment of the third appraiser, reach a decision as to whether the parties shall use

Landlord’s or Tenant’s submitted new Market Rent (i.e., the appraisers may only select Landlord’s or Tenant’s submission and may not select a compromise position), and shall notify Landlord and Tenant thereof.
                    2.2.4.5 The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant. The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.
                    2.2.4.6 If either Landlord or Tenant fails to appoint an appraiser within the time period in Section 2.2.4.1 hereinabove, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser’s decision shall be binding upon Landlord and Tenant.
                    2.2.4.7 If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association (but subject to the requirements of Section 2.2.2 and this Section 2.2.4).
                    2.2.4.8 In the event that the new monthly Base Rent is not established prior to end of the then current Term of the Lease, the monthly Base Rent immediately payable at the commencement of such Option Term shall be the monthly Base Rent payable in the immediately preceding month. Notwithstanding the above, once the fair market rental is determined in accordance with this Section 2.2.4, the parties shall settle any underpayment or overpayment on the next monthly Base Rent payment date falling not less than thirty (30) days after such determination.
               2.2.5 No Defaults. Tenant shall have no right to exercise such extension Option, notwithstanding any provision of the grant of the extension Option to the contrary, and Tenant’s exercise of such extension Option may, at Landlord’s option, be nullified by Landlord and deemed of no further force or effect, if Tenant shall be in default under the terms of the Lease (as modified by this Third Amendment) after the expiration of applicable cure periods as of Tenant’s exercise of the extension Option or at any time after the exercise of the extension Option and prior to the commencement of the Option Term.
     3. Monthly Base Rent. Notwithstanding anything to the contrary in the Lease, during the Extended Term, Tenant shall pay, in accordance with the provisions of this Section 3, monthly Base Rent for the Premises as follows:

		Monthly Base Rent Per
Period	Monthly Base Rent	Rentable Square Foot
10/01/08-09/30/09	$63,376.50	$2.30
10/01/09-09/30/10	$65,856.45	$2.39
10/01/10-09/30/11	$68,611.94	$2.49
10/01/11-09/30/12	$71,367.45	$2.59
10/01/12-09/30/13	$74,122.95	$2.69
     4. Construction of Improvements and Condition of Premises.
          4.1 Condition of Premises. Tenant hereby agrees to accept the Premises in its “as-is” condition and Tenant hereby acknowledges that Landlord, except as otherwise provided in Exhibit “A”, shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises.
          4.2 Improvements. Tenant shall be entitled to construct Improvements in the Premises, the construction of which shall be pursuant to the terms and conditions of the Tenant Work Letter attached hereto as Exhibit “A.” In the event Tenant desires to utilize all or any portion of the Additional Allowance, Tenant shall, within thirty (30) days prior to the performance of any work involving such Additional Allowance (i.e., the Improvements in substantial conformity with the Preliminary Space Plan and the other Construction Drawings with respect thereto), provide Landlord with written notice of the amount of the Additional Allowance that Tenant elects to utilize and Tenant shall deliver to Landlord the Letter of Credit described in Section 5 below. In the event Tenant elects to not utilize the Additional Allowance described in Exhibit “A”, then Tenant shall, within thirty (30) days prior to performing any such Improvements in the Premises (i.e., the Improvements in substantial conformity with the Preliminary Space Plan and the other Construction Drawings with respect thereto), either (1) obtain a lien and completion bond in an amount determined by Landlord to be sufficient to ensure the complete and lien free completion of the Improvements in substantial conformity with the Preliminary Space Plan (and such other Construction Drawings) (and in a form approved by Landlord) or (2) deposit an amount equal to the total costs of the design and construction of the Improvements in substantial conformity with the Preliminary Space Plan (and such other Construction Drawings) in a sole order escrow with an escrow company selected by Landlord for the sole benefit of Landlord pursuant to escrow instructions directing the escrow holder to make progress payments during the construction process (acceptable to Landlord in Landlord’s sole and absolute (but good faith) discretion) which will provide, among other things, that Landlord will have the unilateral right to direct the disposition of the funds for the costs of such Improvements and Tenant shall have no right to contest the same. Regardless of which of the two (2) options above are selected by Tenant, the lien and completion bond or the escrow account will not include the Tenant Improvement Allowance, but will be based on all amounts over such Tenant Improvement Allowance to be paid by Tenant directly. Upon completion of such Improvements and reasonable proof of payment by Tenant, any funds remaining in such escrow account, together with all accrued interest thereon, will be returned to Tenant and Landlord agrees to execute commercially reasonable documents required by the escrow holder to effectuate the foregoing.
     5. Letter of Credit.
          5.1 General. In the event Tenant is required to provide the Letter of Credit to Landlord then Tenant shall, prior to performing the Improvement work described in Section 4.2 above, provide to Landlord, as additional protection for Landlord to assure the full and faithful performance by Tenant of all of its monetary obligations under the Lease (as modified by this Third Amendment) and for all losses and damages Landlord may suffer as a result of any monetary default by Tenant under the Lease (as modified by this Third Amendment), an irrevocable and unconditional negotiable letter or letters of credit (collectively, the “Letter of Credit”), on the issuing bank’s standard form, as reasonably approved by Landlord and Tenant and containing the terms required herein, running in favor of Landlord issued by a bank reasonably approved by Landlord that has a local San Diego office which will negotiate a letter of credit reasonably approved by Landlord with a long term rating of BBB or higher (as rated by Moody’s Investors Service or Standard & Poor’s), and under the supervision of the Superintendent of Banks of the State of California, in the initial amount, in the aggregate, equal to the lesser of Two Million Dollars ($2,000,000.00) or (ii) the then actual amount of the Additional Allowance disbursed by Landlord from time to time pursuant to Exhibit “A”(“Stated Amount”), with such Stated Amount to be increased from time to time based on the actual amount of the Additional Allowance disbursed by Landlord and with Tenant to provide new or additional Letters of Credit to Landlord to reflect such increased Stated Amount; provided, however, that, except as hereinafter provided, on the dates set forth below (each, an “Adjustment Date”), the Stated Amount may be reduced, in the aggregate, as follows:

Adjustment Dates	Stated Amount
October 1, 2011	reduced by 33.3%
October 1, 2012	reduced by 33.3%
October 1, 2013	reduced to zero
     However, if (i) a monetary default by Tenant occurs under the Lease (as modified by this Third Amendment), or (ii) circumstances exist that would, with notice or lapse of time, or both, constitute a monetary default by Tenant, and Tenant has failed to cure such default within the time period permitted by Article 19 or such lesser time as may remain before the relevant Adjustment Date as provided above, the Stated Amount shall not thereafter be reduced unless and until such default shall have been fully cured pursuant to the terms of the Lease, at which time the Stated Amount may be reduced as hereinabove described. The Letter of Credit shall be (i) “callable” at sight, irrevocable and unconditional, (ii) subject to the terms of this Section 5, maintained in effect, whether through renewal or extension, for the entire period from the date of issuance of the Letter of Credit and continuing until October 31, 2013 (the “LC Expiration Date”), and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (iii) subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, (iv) fully assignable by Landlord, and (v) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit shall be acceptable to Landlord, in Landlord’s sole discretion, and shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the Bank of Landlord’s (or Landlord’s then managing agent’s) written statements that (1) such amount is due to Landlord under the terms and conditions of the Lease (as modified by this Third Amendment) because of a monetary default by Tenant under the Lease, (2) Tenant has filed a voluntary petition under the Federal Bankruptcy Code or (3) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, it being understood that if Landlord or its managing agent is a limited liability company, corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement.
          5.2 Transfer of Letter of Credit. The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord’s interest in the Project, Landlord shall transfer the Letter of Credit to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and Landlord shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.
          5.3 Application of Letter of Credit. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Stated Amount, Tenant shall, within ten (10) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency and any such additional letter of credit shall comply with all of the provisions of this Section 5, and if Tenant fails to comply with the foregoing, the same shall constitute an uncurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof, and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if any such Letter of Credit expires earlier than the LC Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if any such Letter of Credit is not timely renewed, or if Tenant fails to maintain any such Letter of Credit in the amount and in accordance with the terms set forth in this Section 5, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Section 5 and the proceeds of the Letter of Credit may be applied by Landlord against the unpaid balance of the Additional Allowance and any Rent payable by Tenant under the Lease (as modified by this Third Amendment) that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any monetary default by Tenant under the Lease (as modified by this Third Amendment). Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within thirty (30) days after the LC

Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under the Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any monetary default by Tenant under the Lease (as modified by this Third Amendment); provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. Tenant hereby acknowledges and agrees that Landlord is providing the Additional Allowance in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any monetary default on the part of Tenant under the Lease (as modified by this Third Amendment). If there shall occur a monetary default under the Lease (as modified by this Third Amendment) as set forth in Article 19 of the Lease, Landlord may, but without obligation to do so, draw upon the Letter of Credit in part or in whole, to cure any such monetary default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s monetary default. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
     6. Right of First Refusal. During the Extended Term (but not the Option Term, if applicable), Tenant shall have an ongoing right of first refusal with respect to the entire space in the other building in the Project located at 10575 Roselle Street and containing approximately 10,000 rentable square feet (the “First Refusal Space”). Notwithstanding the foregoing (i) the lease term for Tenant’s lease of the First Refusal Space pursuant to Tenant’s exercise of such first offer right of Tenant shall commence only following the expiration or earlier termination of any then existing lease pertaining to the First Refusal Space (the “Existing Leases”), including any renewal or extension of any such existing lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such first refusal right shall be subordinate and secondary to all rights of expansion, first refusal, first refusal or similar rights granted to the tenants of the Existing Leases (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”). Tenant’s right of first refusal shall be on the terms and conditions set forth in this Section 6.
          6.1 Procedure for Refusal. Landlord shall notify Tenant (the “First Refusal Notice”) from time to time when (i) Landlord receives a bona-fide proposal that Landlord would be willing to accept or to which Landlord would deliver a counterproposal it would be willing to accept for the First Refusal Space, or (ii) Landlord otherwise decides to commence marketing of the First Refusal Space because such space shall become available for lease to third parties, where, in each case, no holder of a Superior Right desires to lease such space. The First Refusal Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed economic terms and conditions applicable to Tenant’s lease of such space (collectively, the "First Refusal Economic Terms”). Notwithstanding the foregoing, Landlord’s obligation to deliver the First Refusal Notice shall not apply during the last twelve (12) months of the Extended Term unless Tenant has delivered Tenant’s Extension Notice pertaining to the extension of the Extended Term.
          6.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first refusal with respect to the space described in the First Refusal Notice, then within five (5) business days after delivery of the First Refusal Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first refusal with respect to the entire space described in the First Refusal Notice and on the First Refusal Economic Terms contained therein. If Tenant does not exercise its right of first refusal within the five (5) business day period (on all of the First Refusal Economic Terms), then Landlord shall be free to lease the space described in the First Refusal Notice to anyone to whom Landlord desires on any terms Landlord desires provided that in the event the terms are altered so as to reduce the Net Effective Rental Rate (as defined below) by more than five percent (5%) of the net effective rental rate listed in the First Refusal Economic Terms offered to Tenant, Landlord will again be obligated to offer the First Refusal Space to Tenant on such revised First Refusal Economic Terms and Tenant will have three (3) business days to deliver written notice to Landlord of Tenant’s exercise of its right of first refusal. The term “Net Effective Rental Rate” shall mean the rental rate, as adjusted to reflect the value of any free rent, tenant improvement allowance or similar monetary concessions contained in the First Refusal Notice. If after Tenant’s failure to exercise the right of first refusal as to a particular First Refusal Space Landlord leases such space, then upon the expiration of the term of such lease Tenant’s right of first refusal shall again apply to such space, subject, however to the Superior Rights and the prior right of the tenant under such lease to renew the term thereof, regardless of whether such renewal is pursuant to an express provision in such lease or pursuant to a lease amendment or new lease. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the space comprising the First Refusal Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof or object to any of the First Refusal Economic Terms.
          6.3 Construction of First Refusal Space. Tenant shall take the First Refusal Space in its “As-Is” condition (unless otherwise provided in the First Refusal Notice as part of the First Refusal Economic Terms), and Tenant shall be entitled to construct improvements in the First Refusal Space at Tenant’s expense, in accordance with and subject to the provisions of Article 8 of the Original Lease.
          6.4 Lease of First Refusal Space. If Tenant timely exercises Tenant’s right to lease the First Refusal Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Refusal Space to the Lease upon the First Refusal Economic Terms set forth in Landlord’s First Refusal Notice and upon the same non-economic terms and conditions as applicable to the original Premises. Tenant shall commence payment of rent for the First Refusal Space and the Lease Term of the First Refusal Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Refusal Space shall, unless otherwise provided in the First Refusal Notice as part of the First Refusal Economic Terms, expire coterminously with Tenant’s lease of the original Premises.
          6.5 No Defaults. The rights contained in this Section 6 shall be personal to the Original Tenant and any Affiliate Assignee, and may only be exercised by the Original Tenant or any Affiliate Assignee (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in the Lease except for an Affiliate Assignee) if the Original Tenant or any Affiliate Assignee (as the case may be) leases and occupies no less than seventy-five percent (75%) of the entire Premises as of the date of Tenant’s exercise of its right of first refusal. In addition, at Landlord’s option and in addition to Landlord’s other remedies set forth in the Lease, at law and/or in equity, Tenant shall not have the right to lease the First Refusal Space as provided in this Section 6 if, as of the date of the First Refusal Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under the Lease beyond the expiration of all applicable notice and cure periods.
     7. Security Deposit. Tenant has previously deposited with Landlord Three Hundred Fifty-Five Thousand One Hundred Forty and 50/100 Dollars ($355,140.50) as a Security Deposit

under the Lease. Landlord shall continue to hold the Security Deposit in accordance with the terms of Article 21 of the Original Lease.
     8. Brokers. Each party represents and warrants to the other that except for Burnham Real Estate (“Tenant’s Broker”) no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Third Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any other person or entity (other than Tenant’s Broker) who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Third Amendment.
     9. Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Third Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.
     10. Signing Authority. Each individual executing this Third Amendment on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Third Amendment and that each person signing on behalf of Tenant is authorized to do so.
     11. No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

“LANDLORD”	BRS TORREY I, LLC,
a Delaware limited liability company

	By:	/s/ Jim Ingebritsen

	Print Name:	Jim Ingebritsen

	Title:	CFO

“TENANT”	SGX PHARMACEUTICALS, INC.,
a Delaware corporation

	By:	/s/ Michael Grey

	Print Name:	Michael Grey

	Title:	President and CEO

	By:	/s/ Todd Myers

	Print Name:	Todd Myers

	Title:	CFO

EXHIBIT A
TENANT WORK LETTER
     This Tenant Work Letter shall set forth the terms and conditions relating to the renovation of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise.
SECTION 1
LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES
     Landlord has constructed, at its sole cost and expense, the base, shell and core of the Premises (the “Base, Shell and Core”). Tenant has inspected and hereby approves the condition of the Premises and the Base, Shell and Core, and agrees that the Premises and the Base, Shell and Core shall be delivered to Tenant in their current “as-is” condition. The renovation to the improvements in the Premises shall be designed and constructed pursuant to this Tenant Work Letter.
SECTION 2
IMPROVEMENTS
     2.1 Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance (the “Improvement Allowance ”) in the amount of Five Hundred Thousand Dollars ($500,000.00) for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Improvements”); provided, however, that Tenant shall have the option to receive a one-time additional improvement allowance to pay for Improvement Allowance Items (the “Additional Allowance”) in the amount not to exceed Two Million Dollars ($2,000,000.00). In the event Tenant exercises such option and as consideration for Landlord providing such Additional Allowance to Tenant, the monthly Base Rent payable by Tenant throughout the Amortization Period(s) (as defined below) shall be increased by an amount sufficient to fully amortize such Additional Allowance throughout said Amortization Period(s) based upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of eleven percent (11%) per annum (the “Amortization Rent”). The term "Amortization Period(s)” shall mean the period of time commencing on the date(s) Landlord disburses the applicable portion of the Additional Allowance to Tenant and ending on the New Termination Date of the Extended Term. In the event the Lease shall terminate for any reason other than a Landlord default, including without limitation as a result of a default by Tenant under the terms of the Lease or this Tenant Work Letter, Tenant acknowledges and agrees that the unamortized balance of the Additional Allowance which has not been paid by Tenant to Landlord as of the termination date pursuant to the foregoing provisions of this Section 2.1 shall become immediately due and payable as unpaid rent which has been earned as of such termination date, specifically including a termination pursuant to Articles 11 and 13 of the Lease. In addition, in no event shall the Amortization Rent be abated for any reason whatsoever, including without limitation, pursuant to Articles 11 and 13 of the Lease. The Improvement Allowance and the portion of the Additional Allowance so elected to be received by Tenant are sometimes collectively referred to herein as the "Allowances”. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Allowances and in no event shall Tenant be entitled to any credit for any unused portion of the Allowances not used by Tenant by September 30, 2009.
     2.2 Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Allowances shall be disbursed by Landlord (pursuant to Landlord’s disbursement process provided below) for costs related to the construction of the Improvements and for the following items and costs (collectively, the “Improvement Allowance Items”): (i) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the out of pocket fees incurred by, and the out of pocket cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as
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that term is defined in Section 3.1 of this Tenant Work Letter; (ii) the cost of permits; (iii) the cost of any changes in the Base, Shell and Core required by the Construction Drawings; (iv) the cost of any changes to the Construction Drawings or Improvements required by applicable building codes (the “Code”); and (v) the “Landlord Coordination Fee,” as that term is defined in Section 4.3 of this Tenant Work Letter. However, in no event shall more than Two Hundred Fifty Thousand Dollars ($250,000.00) of the Improvement Allowance be used for the items described in (i) and (ii) above; any additional amount incurred as a result of (i) and (ii) above shall be deemed to constitute an Over-Allowance Amount. Landlord shall disburse the Allowances for Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.
          2.2.1 Monthly Disbursements. On or before the first day of each calendar month during the construction of the Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Thereafter, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Allowances (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.
          2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Project, the curtain wall of the Project, the structure or exterior appearance of the Project, or any other tenant’s use of such other tenant’s leased premises in the Project and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed.
          2.2.3 Other Terms. Landlord shall only be obligated to make a disbursement from the Allowances to the extent costs are incurred by Tenant for Improvement Allowance Items. All Improvement Allowance Items for which the Allowances has been made available shall be deemed Landlord’s property, unless otherwise expressly agreed by the parties in writing.
SECTION 3
CONSTRUCTION DRAWINGS
     3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner reasonably approved by Landlord (the “Architect ”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall also retain the engineering consultants reasonably approved by Landlord (the “Engineers ”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work of the Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications as reasonably determined by Landlord, and shall be subject to Landlord’s reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible
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for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.
     3.2 Final Space Plan. Tenant and the Architect shall prepare the final space plan for Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan (i) shall be substantially consistent with the space plan attached hereto as Schedule “1” (“Preliminary Space Plan”); provided that Tenant may make certain changes to such plan, for example, reducing the number of vent hoods being installed, and (ii) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord’s approval.
     3.3. Final Working Drawings. Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Such Final Working Drawings shall be consistent with the Final Space Plan previously approved by Landlord pursuant to Section 3.2 above.
     3.4 Permits. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Improvements. Tenant shall cause the Architect to immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Improvements (the “Permits”). No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.
SECTION 4
CONSTRUCTION OF THE IMPROVEMENTS
     4.1 Contractor. A general contractor shall be retained by the Tenant to construct the Improvements. Such general contractor (“Contractor”) shall be selected by the Tenant and approved by Landlord. Tenant’s contract with the Contractor (the “Contract”) shall be subject to Landlord’s approval and such Contract shall set forth, in a detailed line item basis, the total costs to construct the Improvements.
     4.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by the Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of the Tenant’s proposed subcontractors, laborers, materialmen or suppliers, the Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.
     4.3 Construction of Improvements by Contractor. The Tenant shall independently retain, in accordance with Section 4.1 above, Contractor to construct the Improvements in accordance with the Approved Working Drawings. The Tenant shall pay a logistical coordination fee (the “Landlord Coordination Fee”) to Landlord in an amount equal to two percent (2%) of the total amount of the construction contract and general conditions between the Tenant and the Contractor.
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     4.4 Indemnification & Insurance.
          4.4.1 Indemnity. Tenant’s indemnity of Landlord as set forth in Article 10 of the Original Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents.
          4.4.2 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
          4.4.3 Insurance Requirements.
               4.4.3.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of the Original Lease.
               4.4.3.2 Special Coverages. Tenant shall carry or cause its Contractor to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.
               4.4.3.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.4.3.3 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor’s equipment is moved onto the site. In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.
SECTION 5
MISCELLANEOUS
     5.1 Tenant’s Representative. The Tenant has designated Geneva Davis as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
     5.2 Landlord’s Representative. Prior to commencement of construction of Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to the Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.
     5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.
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